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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------


                                   FORM 8-A/A
                                (Amendment No. 2)

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                      R.J. Reynolds Tobacco Holdings, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                    56-0950247
(State of Incorporation or                          (I.R.S. Employer
         Organization)                             Identification No.)

401 North Main Street, Winston-Salem, NC                 27102
(Address of Principal Executive Offices)              (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of                registration of a class of securities
securities pursuant to                    pursuant to Section 12(g) of the
Section 12(b) of the                      Exchange Act and is effective
Exchange Act and is effective             Pursuant to General Instruction
pursuant to General Instruction           A.(d), please check the following
A.(c), please check the                   box.
following box. |X|


Securities Act registration statement file number to which this form relates:
                                                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class                           Name of Each Exchange on Which
  to be so Registered                           Each Class is to be Registered

Common Stock, $0.01 par value per share               New York Stock Exchange
Series A Junior Participating Preferred Stock         New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None
                                                       (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

               On December 10, 2002, the Board of Directors of R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation, (the "Company") approved Amendment No. 2, dated as of December 18, 2002 (the "Amendment"), to the Rights Agreement, dated as of May 17, 1999, as amended (the "Rights Agreement"), between the Company and The Bank of New York, a New York banking corporation, as rights agent. The Amendment further amended the definition of the term "Acquiring Person" set forth in Section 1 of the Rights Agreement.

               The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and is incorporated herein by this reference. Copies of the Rights Agreement are available free of charge from the Company.

Item 2.  Exhibits.

Number   Description
------   -----------
 4.1 Amendment No. 2, dated as of December 18, 2002, to the Rights Agreement, dated as of May 17, 1999, as amended, between the Company and The Bank of New York, as rights agent

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                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   R.J. REYNOLDS TOBACCO HOLDINGS, INC.



                                   By: /s/ McDara P. Folan, III
                                       ------------------------
                                   Name: McDara P. Folan, III
                                   Title: Vice President, Deputy General Counsel
                                            and Secretary


Date:  December 18, 2002




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                                  EXHIBIT INDEX


Number  Description
------  -----------
 4.1 Amendment No. 2, dated as of December 18, 2002, to the Rights Agreement, dated as of May 17, 1999, as amended, between the Company and The Bank of New York, as rights agent